Exhibit 32.1
CERTIFICATION
In connection with the Quarterly Report of Stitch Fix, Inc. (the “Company”) on Form 10-Q for the period ended October 31, 2020, as filed with the Securities and Exchange Commission (the “Periodic Report”), we, Katrina Lake, Chief Executive Officer of the Company, and Michael Smith, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:
1.    The Periodic Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 8, 2020

/s/ Katrina Lake
Katrina Lake
Founder, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Michael Smith
Michael Smith
President, Chief Operating Officer, and Interim Chief Financial Officer
(Principal Financial and Accounting Officer)